Exhibit 5.2

[Letterhead of Day Pitney LLP]

                August 20, 2013

MBIA Inc.

113 King Street

Armonk, NY 10504

Re:	MBIA Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Connecticut counsel to MBIA Inc., a Connecticut corporation (the “Company”), as to certain matters of Connecticut law in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), and the prospectus included therein (the “Prospectus”), relating to any combination of the following securities that may be sold by the Company: unsecured senior debt securities; unsecured subordinated debt securities (together with the unsecured senior debt securities, the “Debt Securities”); preferred stock, par value $1.00 per share (the “Preferred Stock”); common stock, par value $1.00 per share (the “Common Stock”); depositary shares representing fractional interests in Debt Securities or Preferred Stock (the “Depositary Shares”); warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”); stock purchase contracts to purchase Common Stock, Preferred Stock or other property (the “Stock Purchase Contracts”); stock purchase units, each representing ownership of a Stock Purchase Contract and debt securities or debt obligations of third parties, securing the holder’s obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contract (the “Stock Purchase Units”); and hybrid or convertible securities consisting of any combination of the above (the “Convertible Securities”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus, the Company’s Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), the Company’s By-laws, as amended to date (the “By-laws”), and records of the corporate proceedings of the Board of Directors of the Company with respect to the Registration Statement and the offerings contemplated thereby. We have also examined such other documents, and made such examination of law, as we have deemed necessary in order to render our opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documents.

MBIA Inc.

August 20, 2013

The opinions expressed herein are limited to the laws of the State of Connecticut. For purposes of this opinion, we have assumed that the Company’s Certificate of Incorporation and By-laws as in effect on the date of issuance of any shares of Preferred Stock or Common Stock pursuant to the Registration Statement will be the same as the Certificate of Incorporation and By-laws of the Company on the date hereof.

Based on and subject to the foregoing, we are of the opinion that:

1. Shares of Common Stock that are authorized pursuant to the Certificate of Incorporation, including without limitation those shares of Common Stock that will be issuable upon exercise of the Warrants or pursuant to the Stock Purchase Contracts or Stock Purchase Units, will be duly authorized, validly issued, fully paid and nonassessable if (a) immediately prior to such issuance, such shares are unissued and have not been reserved for any other purpose; (b) such shares are sold pursuant to the Registration Statement on terms approved by the Board of Directors for amounts at least equal to not less than $1.00 per share less than the closing price of shares of Common Stock on The New York Stock Exchange at the close on the day of pricing such shares or the previous day (provided that such amounts are equal to or greater than the par value of such shares); and (c) the Company has received the consideration which the Board of Directors, the Executive Committee of the Board of Directors (the “Executive Committee”), or the special committee designated by the Board of Directors in connection with the offer and sale by the Company of the securities pursuant to the Registration Statement (the “Pricing Committee”) has authorized for the shares.

2. Shares of Preferred Stock that are authorized pursuant to the Certificate of Incorporation, of any series, including without limitation those shares of Preferred Stock that will be issuable upon exercise of the Warrants, pursuant to the Stock Purchase Contracts or Stock Purchase Units or in connection with the Depositary Shares, will be duly authorized, validly issued, fully paid and nonassessable if: (a) the terms, limitations and relative rights and preferences of such series are set forth in a Certificate of Amendment that has been duly authorized by the Company’s Board of Directors, duly executed by duly authorized officers of the Company and duly filed with the Secretary of the State of the State of Connecticut; (b) immediately prior to such issuance, such shares are unissued and have not been reserved for any other purpose; (c) such shares are sold pursuant to the Registration Statement on terms approved by the Board of Directors for amounts at least equal to the par value of such shares; and (d) the Company has received the consideration which the Board of Directors, the Executive Committee or the Pricing Committee authorized for the shares.

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MBIA Inc.

August 20, 2013

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP

Day Pitney LLP

DAS; LTW; EBP